UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     March 31, 2020

Can-Cal Resources Ltd.

(Exact name of registrant as specified in its charter)

Nevada	0-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 302, 4820 - 50th Avenue, Red Deer, Alberta, Canada	T4N 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(403) 342-6221

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value

Preferred Stock, $0.001 par value, 5% cumulative

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4©)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 31, 2020, Richmond (Dick) Graham was appointed to the Can-Cal Advisory Board.

With over 25 years of mineral and energy development experience and consulting experience to boards and management teams Mr. Graham brings experience that is well suited to Can-Cal. Richmond’s past private and public company experience is rich in senior management and board roles. His experience includes the Board of Moss Lake Gold Mines (TSXV.MOK sold to Wesdome), Officer of Landis Energy (TSXV.LIS formerly Landis Mining sold to AltaGas TSX.ALA), Co-Founder/President/CEO/Board member of Banyan Gold Corp (TSXV.BYN). He currently provides advisory services to Boards and sits on the Boards of private international and North American companies. In addition, he Chairs the Saskatchewan Science Center Board of Directors and is active on other charity boards.

Mr. Graham is a Professional Engineer (P.Eng.), Project Management Professional (PMP), Certified Management Consultant (CMC), and holds the designation of ICD.D from the Institute of Corporate Directors.  Richmond is a graduate of Saskatchewan Polytech (Diploma Mechanical Engineering Technology), Lakehead University (B.Eng.), and Royal Roads University (MBA).

On March 31, 2020, Can-Cal issued a press release regarding the election of Mr. Graham. The press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 31, 2020, titled “Can-Cal Resources, is pleased to announce the appointment Richmond Graham to the Can-Cal Advisory Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can-Cal Resources Ltd.
(Registrant)

Date April 3, 2020
	By:	/s/ Casey Douglass
(Signature)

	Name:	Casey Douglass
	Title:	Chairman of the Board of Directors

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